Exhibit 99.2
UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

)
In Re SUNRISE SENIOR LIVING, INC.	)	Civil Action No. 07-00143
Derivative Litigation	)
)

)
This Document Relates To:	)
)
ALL ACTIONS	)
)

STIPULATION AND AGREEMENT OF SETTLEMENT

i

INDEX TO EXHIBITS

Corporate Governance Reforms	Exhibit A

Proposed Preliminary Approval Order	Exhibit B

Notice of Proposed Settlement	Exhibit C

Proposed Final Judgment (D.C. Action)	Exhibit D

Proposed Final Judgment (Chancery Action)	Exhibit E

ii

STIPULATION AND AGREEMENT OF SETTLEMENT
     IT IS HEREBY STIPULATED AND VOLUNTARILY AGREED, by and among Plaintiffs (as defined in ¶ 1.22 herein) for themselves and derivatively on behalf of Sunrise Senior Living, Inc.; nominal defendant Sunrise Senior Living, Inc. (“Sunrise”); and the Individual Defendants (as defined in ¶ 1.17 herein), each by and through their respective counsel of record, that, subject to approval of the Federal Court, the Actions and the Released Claims shall be finally and fully compromised, settled and released, and the Actions shall be dismissed with prejudice, upon and subject to the terms and conditions of this Stipulation and Agreement of Settlement (“Stipulation”), as follows:
1. Definitions
     As used in this Stipulation, capitalized terms shall have the meanings specified below or elsewhere defined in this Stipulation:
     1.1 “Actions” means collectively the D.C. Action and the Delaware Action as defined in ¶¶ 1.6 and 1.11, respectively.
     1.2 “Board” means the Board of Directors of Sunrise.
     1.3 “Chancery Court” means the Court of Chancery of the State of Delaware, Vice Chancellor Stephen P. Lamb presiding.
     1.4 “Company” or “Sunrise” means nominal defendant Sunrise Senior Living, Inc.
     1.5 “Corporate Governance Reforms” means the corporate governance measures and compensation practices that the Company has implemented or will implement and/or maintain in connection with the settlement of the Actions, as set forth in Exhibit A hereto.
     1.6 “D.C. Action” means the action captioned In re Sunrise Senior Living, Inc. Derivative Litigation, No. 07-00143, pending in the Federal Court, as defined in ¶ 1.15.

     1.7 “D.C. Plaintiffs” means Catherine Molner, Robert Anderson and Janie Morrison (“Morrison”).1
     1.8 “D.C. Plaintiffs’ Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP, Robbins Umeda, LLP, Saxena White, P.A. and Murphy Anderson, LLP.
     1.9 “Defendants” means, collectively, the Individual Defendants and nominal defendant Sunrise.
     1.10 “Defendants’ Counsel” means collectively Hogan & Hartson, LLP, Gibson Dunn & Crutcher, LLP and , Williams & Connolly LLP, and Wilson Sonsini Goodrich & Rosati, PC.
     1.11 “Delaware Action” means the action captioned Young, et al. v. Klaassen, et al., No. 2770-VCL, pending in the Chancery Court.
     1.12 “Delaware Plaintiffs” means Peter V. Young and Ellen Roberts Young.
     1.13 “Delaware Plaintiffs’ Counsel” means Paskowitz & Associates, Abbey Spanier Rodd & Abrams, LLP, Rosenthal, Monhait & Goddess, P.A. and Samuel R. Simon, Esq.
     1.14 “Effective Date” means the first date by which all of the events and conditions specified in ¶ 9.1 of the Stipulation have been met and have occurred.
     1.15 “Federal Court” means the United States District Court for the District of Columbia, the Honorable Reggie B. Walton presiding.
     1.16 “Final” means the later of, as to both Judgments: (a) the date of final affirmance on an appeal of the Judgments as defined in ¶ 1.18, the expiration of the time for a petition for or a denial of a writ of review to review the Judgments and, if the writ is granted, the date of final affirmance of the Judgments following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgments or the final dismissal of any proceeding on writ of

[1]	Catherine Molner, an original named plaintiff in the D.C. Action, died during the pendency of this litigation. Her son, Sunrise shareholder Robert Molner, has agreed to substitute as a plaintiff in this Action. Robert Anderson is no longer a shareholder of Sunrise.

review to review the Judgments; or (c) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Judgments. Notwithstanding the foregoing, however, any appeal or other further proceeding after entry of the judgment in the D.C. Action that relates solely to the Fee and Expense Award shall not be deemed to delay the Judgments from becoming Final.
     1.17 “Individual Defendants” means, collectively, Paul J. Klaassen, Teresa M. Klaassen, Ronald V. Apprahamian, Craig R. Callen, Thomas J. Donohue, J. Douglas Holladay, William G. Little, David G. Bradley, Peter A. Klisares, Scott F. Meadow, Thomas B. Newell, Tiffany L. Tomasso, John F. Gaul, Bradley B. Rush, Carl Adams, David W. Faeder, Larry E. Hulse, Timothy S. Smick, Brian C. Swinton, Christian B. A. Slavin and Robert R. Slager.
     1.18 “Judgments” means, collectively, the judgments in the Actions to be rendered by the Federal Court and the Delaware Court, substantially in the form of Exhibit D and Exhibit E, respectively.
     1.19 “Notice” means the Notice of Proposed Settlement of the Actions and of Settlement Hearing, substantially in the form of Exhibit C attached hereto.
     1.20 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
     1.21 “Plaintiffs” means, collectively, the D.C. Plaintiffs and the Delaware Plaintiffs.
     1.22 “Plaintiffs’ Counsel” means, collectively, D.C. Plaintiffs’ Counsel and Delaware Plaintiffs’ Counsel.

     1.23 “Related Persons” means each of the Defendants’ present or former spouses, heirs, executors, estates, administrators, any entity in which a Defendant and/or any member(s) of that Defendant’s immediate family has or had a controlling interest, or any trust of which any Defendant is or was the settler or which is or was for the benefit of any Defendant and/or member(s) of his or her family, each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Actions, and all past and present directors, officers, agents, underwriters, controlling shareholders, investment bankers, advisors, accountants, auditors, servants, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, joint ventures and joint venturers, related or affiliated entities, assigns and attorneys for nominal defendant Sunrise and their counsel.
     1.24 “Released Claims” means any and all claims, rights, demands, causes of action, suits, matters, and issues of every kind and nature whatsoever, including, but not limited to, those arising under contract, statute, or common law that have been asserted or could have been asserted by Sunrise or by shareholders suing derivatively on behalf of Sunrise against the Released Persons: (a) in the Actions; or (b) based on or related to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act alleged by Plaintiffs in any of the complaints in the Actions; or (c) relating to the grant, award, accounting, receipt, or exercise of any and all Sunrise stock options granted or issued up to and through the date of this Stipulation. Released Claims specifically includes Unknown Claims as defined in ¶ 1.29 hereof.
     1.25 “Released Persons” means each and all of the Individual Defendants and the Related Persons.
     1.26 “Settlement” means the settlement and compromise of the Actions as provided herein.

     1.27 “Settlement Hearing” means the hearing or hearings at which a Court will review the adequacy, fairness and reasonableness of the Settlement.
     1.28 “Settling Parties” means Sunrise, the Individual Defendants and Plaintiffs on behalf of themselves and derivatively on behalf of Sunrise.
     1.29 “Unknown Claims” means any Released Claim which any of the Settling Parties or Related Person does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its Settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties each expressly waive, and by operation of the Judgments shall be deemed to have expressly waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Settling Parties each expressly waive, and by operation of the Judgments shall be deemed to have expressly waived, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. The Settling Parties each may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, the Settling Parties each shall expressly have, and by operation of the Judgments shall be deemed to have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct, which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and a material element of the Settlement of which this release is a part.
2. Procedural and Factual Background
     2.1 Sunrise shareholders first filed derivative lawsuits concerning the Company’s stock option granting practices against certain of the Company’s officers and directors in August and September 2006 in the Circuit Court of Fairfax County, Virginia. Those actions were dismissed, the time for any appeals has expired, and they are no longer pending.
     2.2 On December 11, 2006, Sunrise’s Board appointed a special committee (the “Special Committee”) of putatively independent directors “to review recent insider sales of Sunrise stock and the Company’s historical practices related to stock option grants.”
     a. The D.C. Action
     2.3 On January 19, 2007, the first of three shareholder derivative complaints, each alleging substantially similar allegations on behalf of Sunrise in connection with alleged stock option grant manipulation and other accounting improprieties, was filed in the Federal Court.2 The other shareholder derivative complaints were filed in the Federal Court on January 31, 2007 and February 5, 2007, respectively.3 On May 9, 2007, upon stipulation of the D.C. Plaintiffs

[2]	This action was styled Brockton County Contributory Retirement System v. Klaassen, et al., No. 1:07-cv-00143-RBW. D.C. Plaintiff Morrison subsequently substituted for Brockton County Contributory Retirement System as the named plaintiff in that action.

[3]	These actions were styled Molner v. Klaassen, et al., No. 1:07-cv-00227-RBW and Anderson v. Klaassen, et al., No. 1:07-cv-00286-RBW, respectively.

and Defendants, the cases were consolidated into the D.C. Action under the caption In re Sunrise Senior Living, Inc. Derivative Litigation, No. 07-00143, and the Court appointed co-lead plaintiffs and co-lead counsel in the D.C. Action.
     2.4 On June 29, 2007, the Consolidated Shareholder Derivative Complaint (the “Consolidated Complaint”) was filed in the D.C. Action. The Consolidated Complaint sought relief based on federal claims for violations of Sections 10(b), 14(a) and 20(a) and Rules 10b-5 and 14-A-9 of the Securities Exchange Act, and state law claims for accounting, breach of fiduciary duty and/or aiding and abetting, unjust enrichment, rescission, insider selling and misappropriation of information, and violation of Del. Gen. Corp. Law § 211(c).
     2.5 On July 19, 2007, the D.C. Plaintiffs moved the Federal Court for partial summary judgment on Count X of the Consolidated Complaint related to the Defendants’ failure to hold an annual meeting of shareholders in violation of Del. Gen. Corp. Law §211(c). While the parties fully briefed this motion, a parallel action in the Delaware Court of Chancery styled Millenco, LLC. v. Sunrise Senior Living, Inc., C.A. No. 3095-CC (the “Millenco Action”), which also sought to force Sunrise to hold an annual meeting of shareholders, was decided and the Delaware Court of Chancery ordered Sunrise to hold an annual meeting of shareholders on October 16, 2007. Upon learning of the Delaware Court of Chancery’s ruling in the Millenco Action, the D.C. Plaintiffs notified the Federal Court of the withdrawal of their motion for partial summary judgment, as it had been effectively mooted.
     2.6 On August 27, 2007, Defendants moved to dismiss the Consolidated Complaint, contending, among other things, that the D.C. Plaintiffs had not alleged specific facts to establish their claims and that the D.C. Plaintiffs had not sufficiently alleged that demand on the Board would be futile.

     2.7 On September 28, 2007, the Company disclosed the factual findings of the Special Committee’s investigation predominantly related to the allegations contained in the Actions. Therein the Company announced that while the Special Committee investigation had found no evidence of intentional misconduct, it had found a number of internal control deficiencies related to stock option accounting and other accounting issues at Sunrise.
     2.8 On October 26, 2007, the D.C. Plaintiffs filed their Amended Consolidated Shareholder Derivative Complaint (the “Amended Complaint”), removing the mooted claim concerning Sunrise’s failure to hold an annual meeting and supplementing their allegations with additional information that had only become available after the filing of the Consolidated Complaint.
     2.9 Defendants opposed the filing of the Amended Complaint, but after full briefing by the parties, the Court permitted the D.C. Plaintiffs to file the Amended Complaint by an Order dated March 28, 2008.
     2.10 On May 16, 2008, the D.C. Plaintiffs moved the Federal Court to partially lift the automatic discovery stay imposed by the Private Securities Litigation Reform Act in the D.C. Action. On October 28, 2008, the Court denied the motion.
     2.11 On June 16, 2008, nominal defendant Sunrise and the Individual Defendants filed four separate motions to dismiss the Amended Complaint, encompassing over 135 pages. On July 24, 2008, the D.C. Plaintiffs opposed the four motions to dismiss in two separate forty-plus page submissions. The Defendants filed their reply briefs on August 18, 2008. While the motions to dismiss were pending before the Federal Court, the parties to the D.C. Action began to engage in settlement discussions as detailed further below.

     2.12 On March 27, 2009, the Federal Court denied without prejudice the Defendants’ motions to dismiss, following the parties to the D.C. Action representing to the Federal Court that they intended to settle the D.C. Action.
     2.13 While the motions to dismiss were pending before the Federal Court, the parties to the D.C. Action began to engage in settlement discussions as detailed further below.
     b. The Delaware Action
     2.14 On March 7, 2007, the Delaware Plaintiffs initiated the Delaware Action by filing their initial complaint in the Chancery Court against certain of the Individual Defendants. The Delaware Plaintiffs’ complaint was substantially similar to the complaint filed by plaintiff Catherine Molner in the D.C. Action and contained substantially similar allegations against the those Individual Defendants named in the Delaware Action, but only sought relief on the basis of state law claims.
     2.15 On June 29, 2007, the Defendants submitted briefs in support of their motions to dismiss or in the alternative stay the Delaware Action. The Delaware Plaintiffs submitted an amended complaint in response to the Defendants’ motions to dismiss on September 18, 2007. Then on November 2, 2007, Defendants submitted briefs in support of their motions to dismiss or in the alternative stay the Delaware Action in light of the Delaware Plaintiffs’ allegations contained in their amended complaint. On December 31, 2007, the Delaware Plaintiffs submitted a brief in opposition to Defendants’ motions to dismiss. On February 20, 2008, Defendants filed reply briefs in further support of their motions to dismiss.
     2.16 On March 6, 2008, in response to Defendants’ reply briefs, the Delaware Plaintiffs moved to strike or in the alternative compel production of documents upon which Defendants relied in their reply briefs, asserting that references in the reply briefs were grounded in non-public information that formed the basis for the Special Committee’s conclusions that the Individual Defendants did not engage in any misconduct. On March 12, 2008, Defendants filed briefs in opposition to the Delaware Plaintiffs’ motion to strike or in the alternative compel.
     2.17 On April 25, 2008, the Chancery Court ordered that Defendants produce documents underlying the Special Committee’s conclusions cited in Defendants’ reply briefs on the motions to dismiss. After receiving these documents, on September 22, 2008, the Delaware Plaintiffs filed a supplemental response to Defendants’ motions to dismiss the Delaware Action. Then on October 21, 2008, Defendants filed supplemental briefs in further support of their motions to dismiss. These motions are currently pending before the Chancery Court.
     c. Settlement Negotiations
     2.18 In early December 2008, during the pendency of the motions to dismiss in the D.C. Action, counsel for certain of the Individual Defendants engaged D.C. Plaintiffs’ Counsel in preliminary settlement discussions.
     2.19 On December 9, 2008, D.C. Plaintiffs’ Counsel sent a settlement demand letter to Defendants outlining the terms of a proposed settlement of the D.C. Action. Over the next two and a half months, the Settling Parties engaged in extensive arm’s-length negotiations over the terms of a proposed settlement. D.C. Plaintiffs’ Counsel sought and received substantial non-public documents related to Sunrise’s Special Committee investigation into the allegations set forth in the D.C. Action. The Settling Parties’ settlement negotiations were further facilitated by an experienced mediator, the Honorable Nicholas H. Politan (ret.), and eventually culminated in the Settling Parties’ execution of a binding Memorandum of Understanding on or about February 20, 2009 (the “MOU”), which detailed the terms of the Settlement as set forth herein.

3. Defendants’ Denials of Wrongdoing and Liability
     3.1 The Individual Defendants have denied and continue to deny all charges of wrongdoing and all allegations that they have committed any act or omission giving rise to any liability and/or violation of law, have denied and continue to deny that either the D.C. Plaintiffs or the Delaware Plaintiffs could establish either liability or damages in the Actions, and state that they have entered into the Settlement to eliminate the burden and expense of further litigation. The Individual Defendants further state that with respect to the matters at issue in the Actions each of them believes that at all times he or she acted reasonably, appropriately, in good faith, and in a manner he or she believed to be in the best interests of Sunrise and its shareholders. However, Sunrise and the Individual Defendants acknowledge that the Settlement terms described below constitute a substantial benefit to Sunrise and its shareholders. Moreover, Sunrise has determined that approval of the Settlement is in its best interests and those of its current shareholders.
4. Plaintiffs’ Claims and Benefits of the Settlement
     4.1 Plaintiffs believe that the claims asserted in the Actions have merit. However, Plaintiffs recognize and acknowledge the expense and length of continued legal proceedings necessary to prosecute the Actions through trial and the appeals process. Plaintiffs’ Counsel has taken into account the uncertain outcome and the risk of any litigation, especially in complex litigations such as the Actions as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel also is mindful of the problems of proof and possible defenses to the claims asserted in the Actions. Plaintiffs’ Counsel believes that the Settlement set forth in this Stipulation confers substantial benefits upon Sunrise and its shareholders. Based upon their evaluation, Plaintiffs have determined that the Settlement set forth in this Stipulation is in the best interests of the Plaintiffs, Sunrise and its shareholders.
5. Terms of the Stipulation and Agreement of Settlement
     5.1 NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of Sunrise), Sunrise and the Individual Defendants, by and through their respective counsel or attorneys of record, that, subject to Court approval, the Actions and the Released Claims shall be finally and fully compromised, settled and released, and the Actions shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation. Sunrise and the Individual Defendants acknowledge that the Settlement terms described below constitute a substantial benefit to Sunrise and its shareholders and that the pendency, prosecution and settlement of the Actions were a material factor in the Company’s decision to agree to adopt and/or maintain the Settlement terms described herein, as well as the decision to convene Sunrise’s 2007 annual meeting of stockholders.
     a. Monetary Recovery
     5.2 Defendant Paul Klaassen (“Klaassen”) and Sunrise agree that the 700,000 stock options granted to Klaassen in conjunction with his employment agreement executed in September 2000 shall be repriced from (a) $8.50 per share, the price set on Monday, September 11, 2000 by the Compensation Committee of Sunrise’s Board based on the prior business day’s closing price; to (b) $13.09 per share, the closing price on the business day prior to November 10, 2000, the date on which Sunrise’s full Board approved the terms of Klaassen’s employment agreement. Defendant Klaassen has also repaid the value of all bonuses he received for fiscal years 2003 through 2005, totaling $601,790, and disclaimed bonuses for fiscal years 2006 and 2007.
     b. Corporate Governance Reforms
     5.3 Sunrise and the Plaintiffs have conducted negotiations and have reached agreement regarding various corporate governance issues, including certain enhancements to internal controls and procedures at Sunrise. Upon approval of the Settlement by this Court, provided that all of the events set forth in ¶9.1 of the Stipulation have been met and have occurred, Sunrise shall within thirty (30) days from the Effective Date adopt and/or agree to maintain the Corporate Governance Reforms set forth in Exhibit A hereto. The Corporate Governance Reforms are designed to improve the Company’s corporate governance practices and increase Sunrise shareholders’ value. Defendants acknowledge that the Actions were a material factor in the Company’s decision to adopt and/or maintain the Corporate Governance Reforms.
6. Settlement Procedure
     6.1 Promptly after execution of this Stipulation, the Settling Parties shall submit the Stipulation and its Exhibits to the Federal Court and apply for an order substantially in the form of the [Proposed] Order Preliminarily Approving Settlement attached as Exhibit B hereto, requesting: (i) preliminary approval of the Settlement set forth in the Stipulation; (ii) approval of the form and manner of notice to the Sunrise shareholders; and (iii) a date for the Settlement Hearing.
     6.2 Sunrise shall at its sole expense provide notice of the proposed Settlement in such manner required by the Federal Court, as jointly proposed by the Settling Parties. The Settling Parties will propose to the Federal Court that such notice be made via (a) publication of the

Notice in Investors’ Business Daily or another appropriate daily news publication with national circulation, and (b) filing with the United States Securities and Exchange Commission a Form 8-K that attaches the Notice. The Settling Parties agree, and the [Proposed] Order Preliminarily Approving Settlement, attached hereto as Exhibit B, reflects, that publication of the Notice substantially in the manner described above constitutes adequate notice to Sunrise shareholders pursuant to applicable law.
     6.3 Plaintiffs shall request that after notice is given to Sunrise Shareholders, the Federal Court hold the Settlement Hearing and finally approve the Settlement of the D.C. Action as set forth herein, including payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount negotiated by the Settling Parties, by entering an order and final judgment substantially in the form of Exhibit D hereto.
     6.4 After both (i) the conditions set forth in ¶¶ 9.1 (a) and (b) below occur, and (ii) within ten (10) business days from the date on which the time to notice an appeal from the final judgment entered in the Federal Court has expired under Federal Rule of Appellate Procedure 4(a)(1)(A), or any timely noticed appeal has been fully and finally resolved, the parties in the Delaware Action shall jointly apply to the Chancery Court for an order and final judgment dismissing the Delaware Action with prejudice on res judicata grounds, substantially in the form of Exhibit E hereto, and shall take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper and appropriate to secure such a dismissal with prejudice.
7. Releases
     7.1 Upon the Effective Date, as defined in ¶ 1.14, Sunrise and the Plaintiffs (acting on their own behalf and derivatively on behalf of Sunrise) shall be deemed to have, and by operation of the Judgments shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any the Settling Parties to enforce the terms of the Stipulation.
     7.2 Upon the Effective Date, as defined in ¶ 1.14, each of the Released Persons shall be deemed to have, and by operation of the Judgments shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.
8. Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses
     8.1 After negotiating the substantive terms of the Settlement, Plaintiffs’ Counsel and counsel for Sunrise and its insurance carrier, with the assistance and participation of Judge Politan, negotiated the appropriate amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in light of the substantial benefits conferred upon the Company by the pendency, prosecution and settlement of the Actions. Sunrise and Plaintiffs agree that the appropriate amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel is one million dollars ($1,000,000), and accordingly Sunrise agrees to pay or cause its insurers to pay to D.C. Plaintiffs’ counsel, on behalf of all Plaintiffs’ counsel, attorneys’ fees and expenses in this amount, subject to the approval of the Federal Court. Plaintiffs agree that no request for attorneys’ fees or expenses shall be made in the Delaware Action.

     8.2 Sunrise shall pay or cause its insurers to pay the fee and expense award granted by the Federal Court (the “Fee and Expense Award”) within ten business days of the entry of order(s) by the Federal Court granting final approval of the Settlement and approving the Fee and Expense Award, notwithstanding the existence of any timely filed objections thereto, or potential appeal therefrom. In the event that the Fee and Expense Award is reduced on appeal, Plaintiffs’ Counsel shall reimburse Sunrise and/or its insurers any excess amount that has been paid. In the event that the Fee and Expense Award is less than the $1,000,000 amount agreed to between Sunrise and Plaintiffs as set forth in ¶ 8.1 above, and is thereafter increased on or following an appeal, Sunrise and/or its insurers shall pay the additional amount awarded.
     8.3 The Individual Defendants shall have no liability for payment of any attorneys’ fees or expenses as part of the Settlement, and in no event shall Sunrise be liable for payment of attorneys’ fees and expenses in excess of the amount agreed to herein.
     8.4 The Fee and Expense Award is a matter separate and apart from the other terms in the Settlement, and any decision by the Federal Court concerning the Fee and Expense Award (or any appeal from that decision) shall not otherwise affect the validity or finality of the Settlement. For the avoidance of doubt, an appeal on the issue of Plaintiffs’ Counsel’s attorneys’ fees and expenses shall have no effect on ¶ 6.4(ii), above, and shall not be considered in determining whether the final judgment entered in the Federal Court is sufficient for the Chancery Court to enter an order and final judgment dismissing the Delaware Action with prejudice on res judicata grounds.
9. Conditions of Settlement; Effect of Disapproval, Cancellation or Termination
     9.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a)	approval of the Settlement by Sunrise’s Board;

(b)	entry of a final judgment by the Federal Court substantially in the form of Exhibit D hereto;

(c)	payment of the approved Fee and Expense Award;

(d)	passing of the date upon which the final judgment entered by the Federal Court becomes Final

(e)	entry of a final judgment by the Chancery Court substantially in the form of Exhibit E hereto; and

(f)	passing of the date upon which the final judgment entered by the Chancery Court becomes Final.
     9.2 If the Effective Date of the Stipulation does not occur, or if any rulings in the Actions related to the Stipulation are successfully attacked collaterally, then this Stipulation shall be canceled and terminated unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.
     9.3 In the event that is Stipulation is canceled and terminated for any reason, then (a) the Settlement set forth herein shall be without prejudice and none of its terms shall be effective or enforceable; (b) any Fee and Expense Award paid shall revert and be repaid to Sunrise and/or its insurers in accordance with their respective contributions to payment of the Fee and Expense Award; (c) the Settling Parties shall revert to their positions immediately prior to the execution of the MOU; and (d) the facts and terms of this Settlement shall not be admissible in any trials of the Actions.
     9.4 Each of the law firms comprising Plaintiffs’ Counsel, as a condition of receiving any portion of the Fee and Expense Award, on behalf of itself, agrees that the law firm shall be jointly and severally liable for repayment of the Fee and Expense award in the event that the Settlement does not become final and non-appealable or the Fee and Expense Award order is amended or does not become final, and shall be subject to the jurisdiction of the Federal Court for purposes of enforcing this obligation.
     9.5 Sunrise has, as set forth herein, provided to Plaintiffs’ Counsel substantial non-public documents related to Sunrise’s Special Committee investigation into the allegations set forth in the D.C. Action and Delaware Action, and Sunrise has committed to cooperate in good faith to provide to Plaintiffs’ Counsel, prior to the Settlement Hearing, additional discovery relating to the Special Committee investigation with respect to their allegations regarding real estate accounting errors, as well as discovery relating to the Corporate Governance Reforms. Notwithstanding any of the foregoing provisions in this ¶ 9, should Sunrise fail to produce reasonable confirmatory discovery to Plaintiffs, as set forth above, or should the reasonable confirmatory discovery taken by Plaintiffs reveal material information contrary to that which has been previously provided to Plaintiffs or represented by Sunrise, then, following consultation between counsel for the Settling Parties and reasonable efforts to resolve any outstanding issues, the Stipulation may be canceled and terminated subject to ¶ 9.3.
10. Miscellaneous Provisions
     10.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
     10.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions. The Settlement compromises claims which are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation or defense. The Settling Parties agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties further agree that during the course of the Actions the Settling Parties and their respective counsel at all times acted in good faith. None of the Settling Parties shall make any applications for sanctions, pursuant to Federal Rule of Civil Procedure 11 or other court rule or statute, with respect to any claims or defenses in the Actions.
     10.3 Neither the MOU, the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the MOU, the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. Notwithstanding the foregoing, however, the Released Persons may file the Stipulation and/or the Judgments in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     10.4 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
     10.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

     10.6 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any of the Settling Parties concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each of the Settling Parties shall bear its own costs.
     10.7 Plaintiffs’ Counsel, derivatively on behalf of Sunrise, are expressly authorized by the Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Plaintiffs to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Plaintiffs.
     10.8 Each counsel or other Person executing the Stipulation and its Exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.
     10.9 The Stipulation may be executed in one or more counterparts, including by signatures transmitted by facsimile or PDF file. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.
     10.10 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.
     10.11 The Federal Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Federal Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

     10.12 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the District of Columbia, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the District of Columbia without giving effect to the District’s choice of law principles.

          Respectfully submitted,

Dated: May 4, 2009	MURPHY ANDERSON PLLC

/s/

George R. Murphy (DC Bar 75200) Mark Hanna (DC Bar 471960) Joni S. Jacobs (DC Bar 493846) 1701 K Street NW, Suite 210 Washington, DC 20006 Tel. (202) 223-2620 Fax: (202) 223-8651 mhanna@murphypllc.com

Dated: May 4, 2009	BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP

/s/

Lee Rudy Michael Wagner J. Daniel Albert 280 King of Prussia Road Radnor, PA 19087 Telephone: (610)667-7706 Facsimile: (610)667-7056

Dated: May 4, 2009	SAXENA WHITE, P.A.

/s/

Maya Saxena Joseph White 2424 North Federal Highway, Suite 257 Boca Raton, FL 33431 Telephone: (561) 394-3399 Facsimile: (561) 394-3382

Dated: May 4, 2009	ROBBINS UMEDA LLP

/s/

Brian J. Robbins Felipe J. Arroyo Ashley R. Palmer 610 West Ash Street, Suite 1800 San Diego, CA 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991

Attorneys for D.C. Plaintiffs

Dated: May 4, 2009	PASKOWITZ & ASSOCIATES

/s/

Laurence D. Paskowitz Roy L. Jacobs 20 East 42nd Street, 46th Floor New York, New York 10016 Telephone: (212) 685-0969

Attorneys for Delaware Plaintiffs

Dated: May 4, 2009	HOGAN & HARTSON, LLP

/s/

George H. Mernick, III (DC Bar 294256) Columbia Square 555 Thirteenth Street, NW Washington, D.C. 20004 Telephone: (202) 637-5726 Facsimile: (202) 637-5910

N. Thomas Connally (DC Bar 448355) Jon M. Talotta (DC Bar 473626) HOGAN & HARTSON, LLP 8300 Greensboro Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 610-6100 Facsimile: (703) 610-6200

Attorneys for Nominal Defendant Sunrise Senior Living, Inc.

Dated: May 4, 2009	GIBSON DUNN & CRUTCHER, LLP

/s/

John C. Millian (DC Bar 413721) Matthew R. Estabrook (DC Bar 477880) 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 Telephone: (202) 955-8500 Facsimile: (202) 467-0539

Attorneys for Defendants Carl Adams, Ronald V. Aprahamian, Craig R. Callen, Thomas J. Donohue, Richard A. Doppelt, David W. Faeder, John F. Gaul, J. Douglas Holladay, Larry E. Hulse, Paul L. Klaassen, Teresa M. Klaassen, Pete A. Klisares, William Little, J. Willard Marriott, Jr., Scott F. Meadow, Darcy Moore, Thomas B. Newell, Robert R. Slager, Christian B.A. Slavin, Timothy S. Smick, Brian C. Swinton, Tiffany L. Tomasso

Dated: May 4, 2009	WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/

Elizabeth C. Peterson (DC Bar 460259) 650 Page Mill Road Palo Alto, California 94304 Telephone: (650) 493-9300 Facsimile: (650) 565-5100

Dated: May 4, 2009	WILLIAMS & CONNOLLY, LLP

/s/

Philip A. Sechler (DC Bar 426358) Vidya Atre Mirmira (DC Bar 477757) 725 12th Street, N.W. Washington, DC 20005 Telephone: (202) 434-5000 Facsimile: (202) 434-5029

Attorneys for Defendant David G. Bradley

Exhibit A
Increased Director Independence. Sunrise has, in its corporate governance guidelines, separated the positions of Chairman of the Board and Chief Executive Officer. Two additional independent directors were appointed to the Board in 2008 and successfully stood for election at the annual shareholder meeting in November 2008. Sunrise has implemented a policy prohibiting its directors from serving on the boards of more than four public companies (including Sunrise), and they will be restricted from serving on more than three by 2012. Sunrise also is declassifying its Board of Directors.
Convened Annual Shareholder Meeting. Sunrise convened the annual shareholder meeting that D.C. Plaintiffs sought in their original consolidated complaint, which was filed in June 2007.
Increased Compensation Committee Oversight. The Compensation Committee will develop a long-term incentive plan aligned with the satisfaction of Sunrise’s long-term goals, under which members of management will submit written bonus objectives and the Committee will then review each member’s progress toward those objectives. In addition, the Compensation Committee’s Charter will be amended to prohibit the delegation of its stock-option granting authority.
Increased Audit Committee Oversight. The Audit Committee will meet each quarter with senior officers of the Company (currently the Chief Executive Officer, Chief Financial Officer, Internal Audit Director, and General Counsel), and external auditors, each in separate executive sessions, to provide a forum in which sensitive issues can be raised candidly. The Audit Committee also is to review corporate performance against management’s strategic and business plans, as well as review all material changes in Sunrise’s accounting policies and principles. In addition, Sunrise has created a formal Disclosure Committee, which will be responsible for ensuring that information that is or may be required to be disclosed by the company is collected, recorded, processed, summarized and disclosed accurately and timely.
Improved Finance Skills and Training. Sunrise has made it a point of emphasis to recruit and retain employees with strong technical skills into its finance department. Further, for all employees responsible for its accounting function, Sunrise has implemented improved training with respect to the documentation of accounting policies, accounting for equity awards, and accounting for transactions, as well as the analysis of complex and significant accounting issues arising outside the context of specific transactions.
Executive Clawback Policy. Sunrise has enacted a policy permitting the Board to recoup any incentive bonuses paid to the Chief Executive Officer and Chief Financial Officer under circumstances delineated in the policy. This policy permits recovery regardless of whether the officers engaged in inappropriate conduct. It should also be noted that Paul Klaassen voluntarily repaid the value of all bonuses he received in 2003 through 2005 (the years restated in Sunrise’s 2006 10-K) and disclaimed any bonuses in 2006 and 2007.

New Policies for Stock Options Awards. Sunrise has altered its stock-option approval process to ensure that it maintains better documentation for equity awards. Broad-based stock option grants will be considered only once a year, and awards associated with personnel events (e.g., hiring, promotions, etc.) will be considered and approved at the next scheduled meeting of the Compensation Committee. Further, management must present the final list of proposed recipients to the Compensation Committee at least 48 hours before the meeting at which the grant is to be considered, and management must enter the awards into Transcentive (or a similar system) and notify the recipients promptly after approval. As set forth in the Company’s most recent proxy statement, the exercise price of each stock option may not be less than 100% of the fair market value of the Company’s common stock on the grant date. 4/
Internal Audit Function. The Internal Audit Department already has conducted a comprehensive review of its policies and reported to the Audit Committee regarding those policies. Similarly, Sunrise’s Audit Committee already has appointed a director of Internal Audit, who reports to both the Chief Executive Officer and Audit Committee and meets regularly with the Audit Committee.
Insider Trading Policy. Sunrise has enacted an insider trading policy prohibiting its employees and directors from trading in Sunrise securities while in possession of material, non-public information about Sunrise.
Improved Internal Controls in Accounting Function. Sunrise has enacted new policies in its accounting department to improve the accuracy of its financial statements. For instance, the individual who approves a journal entry may not be the person who initiated it, and all post-close adjustments must be accompanied by written support to enable the person reviewing the entry to verify its compliance with GAAP. The accounting treatment for every significant transaction must be determined by the Accounting Policy Group, and approved by the Chief Accounting Officer or Chief Financial Officer, before Sunrise may make any binding commitment relating to that transaction. Sunrise now also requires written analyses of complex accounting issues arising outside of the transaction context.
Ensuring the Board’s Effectiveness. Under the Company’s corporate governance guidelines, it is expected that each of its directors will join the National Association of Corporate Directors and will earn at least eight director-education credits annually through accredited programs. Each director also must develop an understanding of Sunrise’s business and report to the Board on his or her efforts to develop such an understanding. The directors evaluate themselves, the Board

4/	As set forth in the Company’s proxy statement: “Fair market value is generally determined as the closing price of our common stock on (i) the date of grant (if the grant is made before trading commences on the exchange or securities market or while such exchange or securities market is open for trading) or (ii) the next trading day after the date of grant (if the grant is made after the exchange or securities market closes on a trading day or if the grant is made on a day that is not a trading day on such exchange or securities market). In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.”

committees, and the Board itself, and those evaluations are discussed in executive session with the Chief Executive Officer and the independent directors.
Improve Compliance. Sunrise has created a Governance and Compliance Committee of the Board, and has created a compliance officer position that reports to the Governance and Compliance Committee. The Governance and Compliance Committee is responsible for (1) implementing a compliance program; (2) reviewing and approving the code of conduct; (3) conducting quarterly review of calls to Sunrise’s anonymous hotline; (4) ensuring that reports of improper activity are made to itself and the Audit Committee; (5) reviewing all related-party transactions annually; (6) reviewing the board’s governance processes; and (7) reporting all compliance efforts to the Board. In addition, Sunrise is enhancing its compliance training and programs, and Sunrise now annually distributes an ethics questionnaire.
Certification of Director Independence. Sunrise will require all independent directors to certify that they are independent under the rules of the New York Stock Exchange and to notify the Board immediately upon any change affecting their status as an independent director.
Extended Vesting Period for Option Grants. Sunrise will implement a policy requiring that all stock-option awards to employees have a minimum vesting period of two years, subject to earlier vesting under certain specified circumstances, such as a change in control, death, disability, termination without cause, etc. A certain percentage of awards will be exempt from this policy to ensure that Sunrise can address unusual circumstances and meet obligations to existing employees under existing employment agreements.

EXHIBIT B TO STIPULATION OF SETTLEMENT

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

In Re SUNRISE SENIOR LIVING, INC.	Civil Action No. 07-00143
Derivative Litigation

This Document Relates To:

ALL ACTIONS

PRELIMINARY APPROVAL ORDER
The Parties having made application pursuant to Federal Rule of Civil Procedure 23.1 for approval of the settlement of this action (the “D.C. Action”) which settlement also provides for dismissal of a related shareholder derivative action, Young, et al. v. Klaassen, et al., No. 2770-VCL (Del. Ch.) (the “Delaware Action” and together with the D.C. Action, the “Actions”), as provided for in the Stipulation of Settlement dated May 4, 2009 (the “Stipulation”), and the exhibits annexed thereto, the Court being fully advised and all parties to the Settlement having agreed to the entry of this Order; and
WHEREAS, all defined terms contained herein shall have the same meaning as set forth in the Stipulation.
IT IS HEREBY ORDERED that:
     1. The Court does hereby preliminarily approve the Stipulation and the Settlement set forth therein, subject to further consideration at the Settlement Hearing described below.

     2. The Court finds that, in accordance with FRCP 23.1, the D.C. Plaintiffs have fairly and adequately represented and protected the interests of shareholders of Sunrise Senior Living, Inc. (“Sunrise” or “the Company”) in the DC Action.
     3. All proceedings in the Actions, other than as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended pending final determination of whether the Settlement provided for in the Stipulation shall be approved.
     4. Pending final determination of whether the Settlement should be approved, neither the Plaintiffs nor any Sunrise shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Parties, any action or proceeding in any court or tribunal asserting any of the Released Claims.
     5. A final settlement hearing (the “Settlement Hearing”) is hereby scheduled before the Court on                     , 2009, at                .m. at the E. Barrett Prettyman United States Courthouse, Courtroom ___, 333 Constitution Avenue, N.W., Washington, D.C. 20001 for the following purposes:
a.	to determine whether the Settlement of the Actions on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to Sunrise and current Sunrise shareholders and should be approved by the Court;

b.	to determine whether a final judgment, substantially in the form of the Order attached as Exhibit D to the Stipulation, should be entered in the DC Action;

c.	to approve the Fee and Expense Award; and

d.	to rule on such other matters as the Court deems to be necessary or proper.

     6. The Court may adjourn the Settlement Hearing without further notice to Sunrise shareholders.
     7. The Court approves, as to form and content, the Notice of Settlement of Derivative Action substantially in the form of Exhibit C (the “Notice”) to the Stipulation.
     8. Not later than                          , 2009 (the “Notice Date”), Sunrise, at its sole expense, shall cause a copy of the Notice to be published in Investor’s Business Daily and to be attached, along with a copy of the Stipulation, as exhibits to a current report on Form 8-K published by the Company. The Court finds that the distribution of the Notice in this manner constitutes adequate and sufficient notice to the Sunrise shareholders pursuant to FRCP 23.1, due process, and all other applicable law.
     9. At least ten (10) days prior to the Settlement Hearing, Sunrise’s counsel shall file with the Court proof, by affidavit, of the publication of the Notice.
     10. At least seven (7) days prior to the Settlement Hearing, D.C. Plaintiffs’ Counsel shall submit briefing in support of final approval of the Settlement.
     11. Any Sunrise shareholder who objects to the terms of the Stipulation, the proposed Settlement, the entry of the Final Judgment and Order approving the Settlement, and/or the agreed-to Fee and Expense Award, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the Settling Parties and their counsel in the Actions shall be heard, and no papers, briefs, pleading or other documents submitted by such person shall be considered by the Court unless no later than fourteen (14) calendar days prior to the final settlement hearing such person files a written objection with the Clerk of Court, E. Barrett Prettyman United States Courthouse, 333 Constitution Avenue, N.W.,

Washington, D.C. 20001, and, simultaneously with or before such filing, serves such written objection upon the following counsel:
Representative Firm for D.C. Plaintiffs:
Ashley R. Palmer, Esq.
Caroline A. Schnurer, Esq.
Robbins Umeda LLP
610 West Ash Street, Suite 1800
San Diego, CA 92101
Representative Firm for Defendants:
N. Thomas Connally, Esq.
Hogan & Hartson, LLP
8300 Greensboro Drive, Suite 1100
McLean, Virginia 22102
     12. Any objection filed must also demonstrate the objecting shareholder’s ownership of Sunrise stock by including (a) the objecting person’s name, address and telephone number; and (b) formal proof of the number of shares of Sunrise common stock purchased and owned by the objecting person as of the record date of May 4, 2009, and the date such shares were acquired.
     13. Any Sunrise shareholder who fails to object in the above-prescribed manner shall be deemed to have waived his, her or its objection to the proposed Settlement unless otherwise ordered by the Court.
     14. Attendance at the Settlement Hearing is not necessary for an objection to be considered by the Court. Sunrise shareholders wishing to be heard orally at the Settlement Hearing, however, are required to indicate in their written objection their intention to appear at the Settlement Hearing. No Sunrise shareholder who has not timely filed and served a written objection will be heard orally at the Settlement Hearing.

     15. Neither the Memorandum of Understanding (“MOU”) executed by the Parties, the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the MOU, the Stipulation or the Settlement, is or may be construed or deemed to be, or may be offered, attempted to be offered or used in any way, as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims
     16. The Court reserves the right to approve the Stipulation with such modifications as may be agreed to by counsel to the parties to the Stipulation and without further notice to current Sunrise shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may also adjourn the Settlement Hearing provided for herein without further notice other than to counsel for the parties.
IT IS SO ORDERED.
Signed this                      day of            , 2009

REGGIE B. WALTON
United States District Judge

EXHIBIT C TO STIPULATION OF SETTLEMENT

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

In Re SUNRISE SENIOR LIVING, INC.	Civil Action No. 07-00143
Derivative Litigation

This Document Relates To:

ALL ACTIONS

NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION, HEARING THEREON, AND RIGHT TO APPEAR
TO ALL HOLDERS OF SUNRISE SENIOR LIVING, INC. (“SUNRISE” OR THE “COMPANY”) COMMON STOCK AS OF MAY 4, 2009. PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY AS YOUR RIGHTS MAY BE AFFECTED. The purpose of this Notice is to inform you, as shareholders of Sunrise, of the above-captioned shareholder derivative action (the “Action”) pending in the United States District Court for the District of Columbia (the “Court”), and of a proposed settlement (the “Settlement”) of the Action and a related shareholder derivative action, captioned Young, et al. v. Klassen, et al., No. 2770-VCL pending in the Delaware Chancery Court (“the Delaware Action,” and collectively with the Action, the “Actions”) pursuant to the terms of a Stipulation and Agreement of Settlement (the “Stipulation”) entered into between the parties in the Actions. All defined terms contained herein shall have the same meanings as set forth in the Stipulation.
This notice also informs you that a Settlement Hearing will be held on                     , 2009, at              .m. before the Honorable Reggie B. Walton, United States District Judge of the United States District Court for the District of Columbia, E. Barrett Prettyman United States Courthouse, Courtroom     , 333 Constitution Avenue, N.W., Washington, D.C. 20001. The purpose of the Settlement Hearing is to determine: (a) whether the terms and conditions of the Stipulation, including the negotiated payment of attorneys’ fees and expenses to Plaintiffs’ Counsel, are fair, reasonable, adequate, and in the best interests of Sunrise and its shareholders; (b) whether to enter final judgment dismissing the Action with prejudice and extinguishing and releasing any and all Released Claims as against the Released Persons; and (c) such other matters as may properly come before the Court. The Actions are not “class actions” and there is no fund on which you may make a claim for a monetary payment. If the Court approves the Settlement, a notice of dismissal will be filed in the Delaware Chancery Court to effect the dismissal with prejudice in the Delaware Action. The Court may adjourn the date of the Settlement Hearing without further notice to Sunrise shareholders.

In the Action, D.C. Plaintiffs, derivatively on behalf of Sunrise, alleged, inter alia, that the Individual Defendants, current and former officers and directors of Sunrise, breached their fiduciary duties owed to Sunrise by manipulating stock option grant dates and engaging in other accounting improprieties related to the Company’s real estate assets. The Individual Defendants have denied and continue to deny any wrongdoing or that they breached their legal duties or caused Sunrise to suffer any injury, and continue to state that with respect to the matters at issue in the Action each of them believes that at all times he or she acted reasonably, appropriately, in good faith, and in a manner he or she believed to be in the best interests of Sunrise and its shareholders.
Pursuant to the Stipulation and in consideration of the Settlement of the Action, the Company has agreed to adopt and/or agree to maintain certain corporate governance reforms relating to: director independence, compensation committee oversight, audit committee oversight, employee finance skills and training, executive bonus compensation policies, policies for stock option awards and vesting, internal audit functions, an insider trading policy, improved internal controls in the accounting function, and other reforms, as described in Exhibit A to the Stipulation. Additionally, Defendant Paul Klaassen (“Klaassen”), the Company’s former Chief Executive Officer and founder, has agreed to increase the exercise price of 700,000 stock options previously granted to him. Defendant Klaassen also repaid the Company the value of all bonuses he received for fiscal years 2003 to 2005, and disclaimed bonuses for fiscal years 2006 and 2007.
In light of the substantial benefits conferred upon the Company by the Settlement, Sunrise, on behalf of all Defendants, has agreed, upon approval by the Court, to cause the Company’s insurance carrier(s) to pay a total sum to Plaintiffs’ Counsel in both Actions of $1,000,000.00 (the “Fee and Expense Award”). The Fee and Expense Award shall reimburse Plaintiffs’ Counsel for attorneys’ fees and out-of-pocket expenses incurred in filing, prosecuting and settling the Actions. To date, Plaintiffs’ Counsel has not been paid any fees or reimbursed for any out-of-pocket expenses.
The Settlement, if approved, will result in the dismissal with prejudice of the Actions and the Defendants will be released by Plaintiffs, Sunrise and Sunrise shareholders (individually and derivatively on behalf of Sunrise) from all claims that were or could have been alleged in the Actions and that arise from the facts and events forming the basis of the Actions, in accordance with the terms of the Stipulation.
     Any current Sunrise shareholder who seeks to object to any aspect of the Stipulation, the proposed Settlement, the entry of the Final Judgment and Order approving the Settlement, and/or application by Plaintiffs for the Fee and Expense Award, or who otherwise wishes to be heard, may appear in person or by his, her or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the Settling Parties and their counsel in the Actions shall be heard, and no papers, briefs, pleading or other documents submitted by such person shall be considered by the Court unless no later than fourteen (14) calendar days prior to the Settlement Hearing such person files a written objection with the Clerk of Court, at the E. Barrett Prettyman United States Courthouse, 333 Constitution Avenue, N.W., Washington, D.C. 20001, and, simultaneously with or before such filing, serves such written objection upon the following counsel:

Representative Firm for D.C. Plaintiffs:
Ashley R. Palmer, Esq.
Caroline A. Schnurer, Esq.
Robbins Umeda LLP
610 West Ash Street, Suite 1800
San Diego, CA 92101
Representative Firm for Defendants:
N. Thomas Connally, Esq.
Hogan & Hartson, LLP
8300 Greensboro Drive, Suite 1100
McLean, Virginia 22102
     Any objection filed must also demonstrate the objecting shareholder’s ownership of Sunrise stock by including (a) the objecting person’s name, address and telephone number; and (b) formal proof of the number of shares of Sunrise common stock purchased and owned by the objecting person as of the record date of May 4, 2009, and the date such shares were acquired. Any shareholder who does not file a written objection in the manner and by the date set forth above shall be deemed to have forever waived any objection to the Settlement unless otherwise ordered by the Court.
     Attendance at the Settlement Hearing is not necessary for an objection to be considered by the Court. Sunrise shareholders wishing to be heard orally at the Settlement Hearing, however, are required to indicate in their written objection their intention to appear at the hearing. No Sunrise shareholder who has not timely filed and served a written objection will be heard orally at the Settlement Hearing. Sunrise shareholders who have no objection to the Settlement or the Fee and Expense Award do not need to appear at the Settlement Hearing or take any other action.
This is a summary description of the Actions. Sunrise shareholders are referred to the Stipulation and documents publicly filed in connection with the Actions, including the pleadings and other papers, which you or your attorney may examine during regular business hours of each business day at the E. Barrett Prettyman United States Courthouse, 333 Constitution Avenue, N.W., Washington, D.C. 20001. Any inquiries about the Actions can be made to D.C. Plaintiffs’ Counsel pursuant to the above provided contact information.
DO NO CONTACT THE COURT OR CLERK’S OFFICE REGARDING THIS NOTICE

EXHIBIT D TO STIPULATION OF SETTLEMENT

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

In Re SUNRISE SENIOR LIVING, INC.	Civil Action No. 07-00143
Derivative Litigation

This Document Relates To:

ALL ACTIONS

FINAL JUDGMENT AND ORDER APPROVING SETTLEMENT AND GRANTING DISMISSAL WITH PREJUDICE
This matter came before the Court for hearing (the “Settlement Hearing”) pursuant to the Order of this Court, dated                     , 2009, on the application of the parties for approval of the proposed Settlement (the “Settlement”) set forth in the Stipulation and Agreement of Settlement dated May 4, 2009 (the “Stipulation”). The Court having considered all papers filed in support of or in objection to the proposed Settlement and all arguments presented at the Settlement Hearing, all shareholders of Sunrise Senior Living, Inc. (“Sunrise” or the “Company”) having been given an opportunity to be heard with respect to the Settlement, and good cause having been shown for why the Settlement should be approved and this Judgment entered;
IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:
     1. This Order and Final Judgment (the “Final Judgment”) incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation.
     2. This Court has jurisdiction over the subject matter of the DC Action and over all parties to the DC Action, including all shareholders of Sunrise.

     3. An appropriate Notice of Settlement of Derivative Action (the “Notice”) has been provided to Sunrise shareholders, pursuant to and in the manner directed by the Preliminary Approval Order, and appropriate proof of publication of the Notice has been filed with the Court. The form and manner of the Notice are hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of FRCP 23.1, due process, and any other applicable law, and it is further determined that all parties to the DC Action and all other Sunrise shareholders are bound by this Final Judgment.
     4. Based on the record in the DC Action, the provisions of FRCP 23.1 have been satisfied and the DC Action has been properly maintained, as this Court finds that the D.C. Plaintiffs have fairly and adequately represented and protected the interests of all shareholders of Sunrise.
     5. The Court concludes the terms of the Settlement confer substantial benefits on Sunrise and that the Settlement is fair, reasonable and adequate, and in the best interests of Sunrise. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions.
     6. In accordance with the agreement of the parties as set forth in the Stipulation, Plaintiffs’ Counsel are awarded attorneys’ fees and reimbursement of expenses incurred in connection with the DC Action in the total amount of $                     (the “Fee and Expense Award”), which sum the Court finds to be fair and reasonable. Sunrise shall pay or cause its insurers to pay the Fee and Expense Award to D.C. Plaintiffs’ Counsel, on behalf of all Plaintiffs’ Counsel, within ten business days of the date of entry of this Final Judgment on the docket of the Court, notwithstanding the existence of any timely filed objections thereto, or potential appeal therefrom. In the event that the Fee and Expense Award is reduced on appeal, Plaintiffs’ Counsel shall reimburse Sunrise and/or its insurers any excess amount that has been paid, in accordance with the terms of the Stipulation.
     7. This Final Judgment shall not constitute any evidence of or admission by any party herein that any wrongdoing has been committed by any of the parties to the Actions and shall not be deemed to create any inference that any liability exists therefore.
     8. Upon the Effective Date, as defined in the Stipulation, Sunrise, the Plaintiffs acting on their own behalf and derivatively on behalf of Sunrise, and any other Sunrise shareholder acting derivatively on behalf of Sunrise, shall be deemed to have, and by operation of this Final Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Persons.
     9. Upon the Effective Date, as defined in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of this Final Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims.
     10. Notwithstanding the foregoing, nothing herein shall impair or restrict the rights of any of the Settling Parties to enforce the terms of the Settlement or this Final Judgment.
     11. Plaintiffs, Sunrise, all shareholders of Sunrise, their representative affiliates, and anyone claiming through or for the benefit of any of them are permanently enjoined from asserting, commencing, prosecuting, assisting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting against any of the Released Persons any of the Released Claims, either directly, representatively, derivatively, or in any other capacity.
     12. None of the Settling Parties shall make any applications for sanctions, pursuant to Federal Rule of Civil Procedure 11 or other court rule or statute, with respect to any claims or defenses in the Actions.
     13. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.
     14. Without affecting the finality of this Final Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement and this Final Judgment; and (b) all parties thereto and all Sunrise shareholders for the purpose of construing, enforcing and administering the Stipulation.

     15. The DC Action is dismissed with prejudice, subject only to compliance by the parties with the terms of the Stipulation and this Final Judgment. The Court determines that there is no just reason for delay in the entry of this Final Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 58 of the Federal Rules of Civil Procedure.
IT IS SO ORDERED.
Signed this            day of                     , 2009.

REGGIE B. WALTON
United States District Judge

EXHIBIT E TO STIPULATION OF SETTLEMENT

IN THE COURT OF CHANCERY OF THE
STATE OF DELAWARE

PETER V. YOUNG and ELLEN
ROBERTS YOUNG	Civil Action No. 2770-VCL

Plaintiffs,

vs.

PAUL J. KLAASSEN, et al. and SUNRISE SENIOR LIVING, INC.

Defendants.

ORDER AND FINAL JUDGMENT
GRANTING DISMISSAL WITH PREJUDICE
     Upon consideration of plaintiffs’ unopposed motion to dismiss this action with prejudice, and plaintiffs having demonstrated to the Court’s satisfaction (1) that a prior-filed derivative action (the “D.C. Action”) has been brought in the United States District Court for the District of Columbia (the “Federal Court”) against various current and former directors and officers of Sunrise Senior Living, Inc. (“Sunrise”) advancing various claims that include all of the claims brought in the present action; (2) that the Federal Court has approved a settlement of the D.C. Action (the “Settlement”), having concluded that the terms of the Settlement confer substantial benefits on Sunrise and that the Settlement is fair, reasonable and adequate, and in the best interests of Sunrise; and (3) that the Order and Final Judgment entered in the Federal Court includes a full release by Sunrise, and by any and all shareholders on behalf of Sunrise, of various claims that include all of the claims brought in the present action; it is hereby

     ORDERED, ADJUDGED AND DECREED that all claims advanced in the present action are barred by the doctrine of res judicata; and it is further
     ORDERED, ADJUDGED AND DECREED that the present action shall be and hereby is dismissed with prejudice, each party to bear its own costs.

DATED: , 2009
Stephen P. Lamb
Vice Chancellor

42